UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2009, Owens Corning (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the guarantors named therein and Citigroup Global Markets Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of $350,000,000 aggregate principal amount of its 9.000% Senior Notes due 2019 (the “Notes”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-159689). The Notes were issued pursuant to the Indenture, dated as of June 2, 2009, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of June 8, 2009 among the Company, the guarantors named therein and the Trustee (the “Supplemental Indenture”).

The Company has filed with the Securities and Exchange Commission a Prospectus dated June 3, 2009 and a Prospectus Supplement (the “Prospectus Supplement”) dated June 3, 2009 (Registration No. 333-159689) in connection with the public offering of the Notes.

Interest on the Notes will accrue at a rate per annum of 9.000% from the issue date or from the most recent date on which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, starting on December 15, 2009. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will mature on June 15, 2019.

All payments with respect to the Notes (including principal and interest) are fully and unconditionally guaranteed, jointly and severally, by each of our current and future domestic subsidiaries (the “Guarantors”) that is a borrower or guarantor under our Credit Agreement, dated as of October 31, 2006, as amended (the “Credit Agreement”). The Notes and the guarantees by the Guarantors will be the general senior unsecured obligations of the Company and the Guarantors, respectively. They will rank equally in right of payment with the existing and future senior unsecured indebtedness of the Company and the Guarantors, respectively.

For a complete description of the terms and conditions of the Underwriting Agreement, the Supplemental Indenture, the Notes and the guarantees, please refer to the Underwriting Agreement, Supplemental Indenture and form of Note, which are incorporated herein by reference and filed with this report as Exhibits 1.1, 4.1 and 4.2, respectively.

Certain of the Underwriters or their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the Underwriters are lenders, and in some cases agents or managers for the lenders, under our Credit Agreement. The net proceeds of the sale of the Notes will be used to repay revolving loans borrowed under the Company’s revolving credit facility pursuant to the Credit Agreement. Affiliates of Citigroup Global Markets Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc. and UBS Securities LLC are lenders under the Credit Agreement and will each receive their pro rata share of such repayment.

The sale of the Notes closed on June 8, 2009.

In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement for 9.000% Senior Notes due 2019, dated as of June 3, 2009, between Owens Corning, the guarantors named therein, and Citigroup Global Markets Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Representatives of the several underwriters named therein

4.1	Supplemental Indenture, dated June 8, 2009, between Owens Corning, the guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	Form of 9.000% Senior Notes due 2019

5.1	Opinion of Sidley Austin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: June 8, 2009	By:	/s/ Rodney A. Nowland
Rodney A. Nowland
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement for 9.000% Senior Notes due 2019, dated as of June 3, 2009, between Owens Corning, the guarantors named therein, and Citigroup Global Markets Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Representatives of the several underwriters named therein

4.1	Supplemental Indenture, dated June 8, 2009, between Owens Corning, the guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	Form of 9.000% Senior Notes due 2019

5.1	Opinion of Sidley Austin LLP